UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2013

Woodward, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-08408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 E. Drake Road Fort Collins, Colorado	80525
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 482-5811

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase Agreement

On October 1, 2013, Woodward, Inc. (the “Company”) entered into a Note Purchase Agreement (the “2013 Note Purchase Agreement”) with the purchasers named therein (the “Purchasers”) relating to the sale by the Company and the purchase by the Purchasers of an aggregate principal amount of $250,000,000 of senior unsecured notes comprised of (a) $50,000,000 aggregate principal amount of its 3.42% Series G Senior Notes due November 15, 2020 (the “Series G Notes”), (b) $25,000,000 aggregate principal amount of its 4.03% Series H Senior Notes due November 15, 2023 (the “Series H Notes”), (c) $25,000,000 aggregate principal amount of its 4.18% Series I Senior Notes due November 15, 2025 (the “Series I Notes,” and together with the Series G Notes and the Series H Notes, collectively, the “First Closing Notes”), (d) $50,000,000 aggregate principal amount of its Floating Rate Series J Senior Notes due November 15, 2020 (the “Series J Notes”), (e) $50,000,000 aggregate principal amount of its 4.03% Series K Senior Notes due November 15, 2023 (the “Series K Notes”) and (f) $50,000,000 aggregate principal amount of its 4.18% Series L Senior Notes due November 15, 2025 (the “Series L Notes,” and together with the Series J Notes and the Series K Notes, the “Second Closing Notes,” and together with the First Closing Notes, the “Notes”), in a series of private placement transactions.

On October 1, 2013, the Company sold $100,000,000 aggregate principal amount of Notes to certain of the Purchasers, comprised of the First Closing Notes. In accordance with the 2013 Note Purchase Agreement, the Company intends to issue, on November 15, 2013, an additional $150,000,000 aggregate principal amount of Notes, comprised of the Second Closing Notes.

The Series G Notes have a maturity date of November 15, 2020 and generally bear interest at a rate of 3.42% per annum. The Series H Notes have a maturity date of November 15, 2023 and generally bear interest at a rate of 4.03% per annum. The Series I Notes have a maturity date of November 15, 2025 and generally bear interest at a rate of 4.18% per annum. Interest on the Series G Notes, Series H Notes, Series I Notes, Series K Notes and Series L Notes (collectively, the “Fixed Rate Notes”) will be payable semi-annually on April 1 and October 1 of each year until all principal is paid. Interest payments on the Fixed Rate Notes commence on April 1, 2014.

The Series J Notes will have a maturity date of November 15, 2020 and generally will bear interest at the applicable LIBO rate plus 1.25% during each interest period. The Series K Notes will have a maturity date of November 15, 2023 and generally will bear interest at a rate of 4.03% per annum. The Series L Notes will have a maturity date of November 15, 2025, and generally will bear interest at a rate of 4.18% per annum. Interest on the Series J Notes will be payable quarterly on January 1, April 1, July 1 and October 1 of each year until all principal is paid. Interest payments on the Series J Notes commence on January 1, 2014.

The Company’s obligations under the 2013 Note Purchase Agreement and the Notes, once issued, will rank at all times at least pari passu, without preference or priority, with all other unsecured unsubordinated debt of the Company, including the Company’s outstanding debt under the revolving credit agreement, dated July 10, 2013, between the Company and a syndicate of lenders led by Wells Fargo Bank, National Association, as administrative agent.

The 2013 Note Purchase Agreement contains restrictive covenants customary for such financings, including, among other things, covenants that place limits on the Company’s ability to incur liens on assets, incur additional debt (including a leverage or coverage based maintenance test), transfer or sell the Company’s assets, merge or consolidate with other persons and enter into material transactions with affiliates. Under the financial covenants contained in the 2013 Note Purchase Agreement, the Company’s leverage ratio of consolidated net indebtedness to consolidated EBITDA cannot exceed 4.0 to 1.0 during any material acquisition period, or 3.5 to 1.0 at any other time on a rolling four quarter basis. In the event that the Company’s leverage ratio exceeds 3.5 to 1.0 during any material acquisition period, the interest rate on each series of Notes will increase. Further, the Company’s consolidated net worth must at all times equal or exceed $800,000,000 plus 50% of the Company’s consolidated net earnings for each fiscal year beginning with the fiscal year ending September 30, 2013.

The 2013 Note Purchase Agreement also contains events of default customary for such financings, the occurrence of which would permit the Purchasers of the Notes to accelerate the amounts due thereunder.

The Company’s payment and performance obligations under the 2013 Note Purchase Agreement and the Notes, once issued, including without limitation the obligations for payment of all principal, interest and any applicable prepayment compensation amount on the Notes and any applicable breakage cost indemnity on the Series J Notes, will be guaranteed by Woodward FST, Inc., MPC Products Corporation and Woodward HRT, Inc., each a wholly owned subsidiary of the Company.

The Company, at its option, is permitted at any time to prepay all, or from time to time to prepay any part of, the then outstanding principal amount of any series of the Notes at 100% of the principal amount of the series of Notes to be prepaid (but, in the case of partial prepayment, not less than $1,000,000), together with interest accrued on such amount to be prepaid to the date of payment, plus any applicable prepayment compensation amount. The prepayment compensation amount, as to the Fixed Rate Notes, is computed by discounting the remaining scheduled payments of interest and principal of the Fixed Rate Notes being prepaid at a discount rate equal to the sum of 50 basis points and the yield to maturity of U.S. Treasury securities having a maturity equal to the remaining average life of the Fixed Rate Notes being prepaid. The prepayment compensation amount, as to the Series J Notes, means with respect to any Series J Notes bearing interest at the LIBO Rate, a percentage of the principal amount of such Series J Notes equal to (a) 2%, on or prior to November 15, 2014, (b) 1%, after November 15, 2014 and on or prior to November 15, 2015, and (c) 0% after November 15, 2015, and provided that, with respect to any Series J Notes bearing interest at the prime rate, the prepayment compensation amount will always be 0%.

The Company intends to use the net proceeds from the issuance of the Notes to refinance existing indebtedness and for general corporate purposes.

The foregoing description of the 2013 Note Purchase Agreement and related matters is qualified in its entirety by reference to the 2013 Note Purchase Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Existing Note Purchase Agreements

On October 1, 2013, the Company entered into (1) Amendment No. 1 to Note Purchase Agreement (the “2008 Agreement Amendment”) with the then current holders of the entire outstanding principal amount of the notes issued under the Existing 2008 Note Purchase Agreement (defined below) and (2) Amendment No. 1 to Note Purchase Agreement (the “2009 Agreement Amendment”) with the then current holders of the entire outstanding principal amount of the notes issued under the Existing 2009 Note Purchase Agreement (defined below).

The 2008 Agreement Amendment amends that certain Note Purchase Agreement, dated October 1, 2008, among the Company and the noteholders party thereto (the “Existing 2008 Note Purchase Agreement”) relating to the issuance and sale by the Company of $100,000,000 aggregate principal amount of its 5.63% Series B Senior Notes due October 1, 2013, $50,000,000 aggregate principal amount of its 5.92% Series C Senior Notes due October 1, 2015 and $100,000,000 aggregate principal amount of its 6.39% Series D Senior Notes due October 1, 2018. The 2009 Agreement Amendment amends that certain Note Purchase Agreement, dated April 3, 2009, among the Company and the noteholders party thereto (the “Existing 2009 Note Purchase Agreement”) relating to the issuance and sale by the Company of $57,000,000 aggregate principal amount of its 7.81% Series E Senior Notes due April 3, 2016 and $43,000,000 aggregate principal amount of its 8.24% Series F Senior Notes due April 3, 2019. The 2008 Agreement Amendment and the 2009 Agreement Amendment each provide for changes to, among other things, conform certain of the affirmative and negative covenants in the Existing 2008 Note Purchase Agreement and the Existing 2009 Note Purchase Agreement, respectively, to the corresponding covenant provisions in the 2013 Note Purchase Agreement.

The foregoing descriptions of the 2008 Agreement Amendment and the 2009 Agreement Amendment and related matters are qualified in their entirety by reference to the 2008 Agreement Amendment and the 2009 Agreement Amendment, which are filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Company approved awards of nonqualified stock options and performance-based restricted stock to the Company’s named executive officers under the Company’s 2006 Omnibus Incentive Plan. The awards were granted effective October 1, 2013.

The form of nonqualified stock option agreement pursuant to which these options were awarded is generally consistent with the form of nonqualified stock option agreement previously adopted by the Committee and filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on November 15, 2012, except that the Committee made certain amendments to the form of agreement that, among other things, modify the vesting and exercise provisions from the prior form of agreement to provide that upon a participant’s retirement, options will not accelerate and will continue to vest and be exercisable in accordance with the schedule established at the grant date.

Set forth below is a table outlining the number of options awarded to the Company’s named executive officers.

Name and Position	Number of Options

Thomas A. Gendron Chairman, Chief Executive Officer and President	157,700

Robert F. Weber, Jr. Vice Chairman, Chief Financial Officer and Treasurer	30,300

Martin V. Glass President, Airframe Systems	20,600

Sagar A. Patel President, Aircraft Turbine Systems	22,500

These options have a ten-year term and vest at the rate of 25% per year beginning on the first anniversary of the grant date. Once vested, the options are exercisable at $40.99 per share, the closing price of the Company’s common stock on the October 1, 2013 grant date.

The Committee also granted an award of 24,361 shares of restricted stock to Mr. Gendron. Subject to Mr. Gendron’s continued employment by the Company, these shares of restricted stock will vest 100% following the end of the Company’s fiscal year 2017 if a cumulative EPS target is met or exceeded for fiscal years 2014 through 2017. If this EPS target is not met, all shares of restricted stock will be forfeited by Mr. Gendron.

The shares of restricted stock were awarded to Mr. Gendron pursuant to a form restricted stock agreement previously approved by the Committee, which generally provides the following: If a recipient of a restricted stock award is terminated from the Company for any reason other than death or disability during the restricted period, all shares of restricted stock will be immediately forfeited. If a recipient dies or becomes permanently disabled prior to the recipient’s termination and during the restricted period, all restrictions will lapse and the shares of restricted stock will fully vest immediately. Similarly, in the event of a Change in Control (as defined in the form of restricted stock agreement) of the Company during the restricted period and prior to the recipient’s termination for any reason, all restrictions will lapse and the shares of restricted stock will fully vest immediately. During the restricted period, a recipient may exercise full voting rights with respect to the shares of restricted stock. Dividends on the shares of restricted stock will accrue, but will not be paid, during the restricted period. All dividends accrued during the restricted period will be paid upon any vesting of the shares of restricted stock, without payment of interest, provided that if the shares of restricted stock are forfeited for any reason, all accrued dividends will likewise be forfeited. The form of restricted stock agreement also includes anti-dilution provisions in the event the Company engages in certain recapitalization or similar transactions.

The foregoing descriptions of the form of nonqualified stock option agreement and the form of restricted stock agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the forms of such agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for fiscal year ended September 30, 2013.

Item 8.01	Other Events.

On October 1, 2013, the Company issued a press release announcing the issuance of the Notes. A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Note Purchase Agreement, dated October 1, 2013, by and among Woodward, Inc. and the purchasers named therein.

10.2	Amendment No. 1 to 2008 Note Purchase Agreement, dated as of October 1, 2013, by and among Woodward, Inc. and the noteholders named therein.

10.3	Amendment No. 1 to 2009 Note Purchase Agreement, dated as of October 1, 2013, by and among Woodward, Inc. and the noteholders named therein.

99.1	Press Release, dated October 1, 2013, of Woodward, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOODWARD, INC.
Date: October 3, 2013
By: /s/ A. Christopher Fawzy
	Name:	A. Christopher Fawzy
	Title:	Corporate Vice President, General
Counsel, Corporate Secretary and
Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note Purchase Agreement, dated October 1, 2013, by and among Woodward, Inc. and the purchasers named therein.

10.2	Amendment No. 1 to 2008 Note Purchase Agreement, dated as of October 1, 2013, by and among Woodward, Inc. and the noteholders named therein.

10.3	Amendment No. 1 to 2009 Note Purchase Agreement, dated as of October 1, 2013, by and among Woodward, Inc. and the noteholders named therein.

99.1	Press Release, dated October 1, 2013, of Woodward, Inc.